SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 30, 2001

Hard Rock Hotel, Inc.

(Exact name of registrant as specified in its charter)

____________________________ Nevada (State or other jurisdiction of incorporation or organization)	_______________ 333-53211 (Commission File Number)	________________________ 88-0306263 (I.R.S. Employer Identification No.)

4455 Paradise Road, Las Vegas, Nevada (Address of principal executive offices)	________________ 89109 (Zip Code)

Registrant's telephone number, including area code	(702) 693-5000

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Item 4.        Changes in Registrant's Certifying Accountant.

                    On April 30, 2001, we engaged Arthur Andersen LLP, or Andersen, as our principal independent auditors. On May 1, 2001, we dismissed Ernst & Young LLP, or E&Y, as our principal independent auditors.  The decision to change auditors was recommended by our management and ratified by our Board of Directors.

          E&Y's reports on our financial statements for fiscal years ended November 30, 1999 and December 31, 2000 do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

          During our fiscal years ended November 30, 1999 and December 31, 2000 and through the subsequent interim period to May 1, 2001, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report.  During that time, there were no reportable "events" as listed in Item 304(a)(1)(v) of Regulation S-K.

          During our fiscal years ended November 30, 1999 and December 31, 2000 and through the subsequent interim period to May 1, 2001, we did not consult with Anderson regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

          We have provided E&Y a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission").  E&Y has provided us with a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

16.1   Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated May 4, 2001.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARD ROCK HOTEL, INC.

Date: May 4, 2001	By:	/s/ James D. Bowen
James D. Bowen

EXHIBIT INDEX

Exhibit Designation	Nature of Exhibit
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated May 4, 2001